FINANCING AGREEMENT

       First American Railways, Inc. ("FAR"), Fun Trains, Inc. ("FTI" and together with FAR, the "Borrowers"), Allen C. Harper ("Harper"), Alan Jacobs ("Jacobs"), International Capital Growth, Ltd. ("ICG") and HEC Asset Management, LLC, a Delaware limited liability company ("HEC" or the "Lender") enter into this Financing Agreement (the "Agreement"), dated as of May 8, 1998.

                                   WITNESSETH:

       WHEREAS, FTI, which is a wholly-owned subsidiary of FAR, is engaged in the business of operating the Florida Fun Train;

       WHEREAS, the Borrowers required $1,000,000 of additional working capital to continue operating FTI's business during the month of April 1998 and to avoid the immediate and irreparable harm that the Borrowers would suffer from an interruption in FTI's business operations;

       WHEREAS, HEC Asset Management GmbH ("HAMG"), an affiliate of HEC, advanced to the Borrowers in April 1998 the $1,000,000 required to continue operating FTI's business (the "April Advance"), substantially all of which amount was utilized to pay operating expenses of FTI in the month of April;

       WHEREAS, HAMG has assigned all of its rights, claims and interests in respect of the April Advance to HEC;

       WHEREAS, FTI is presently in need of approximately $3,000,000 of additional working capital to continue operating its business; approximately $2,000,000 of which is necessary to pay operating expenses incurred during the months of May and June 1998, and approximately $1,000,000 of which is needed to fund FTI's proposed advertising campaign;

       WHEREAS, if FTI does not obtain appro~mately $450,000 in immediately available working capital on or before May 8 1998, an additional $1,550,000 on or before May 15, 1998, and an additional $1,000,000 on or before June 1, 1998, FTI will be forced to terminate its ongoing business operations, resulting in immediate and irreparable harm to FTI and its prospects;

       WHEREAS, in reliance upon the representations and agreements of FA~ FTI, Harper, Jacobs, and ICG as set forth in this Agreement, including, without limitation, the representation that HEC will be able to acquire at least 80% of the $8,250,000 in face amount of 10% secured convertible notes issued by FAR on March 11, 1996 (the "Secured Notes"), the payment of which is secured by, among other things, a first priority security interest in and to substantially all of the assets of FAR and FTI, HEC is willing (a) immediately to pay to FTI the amount of $400,000, (b) to make additional payments to FTI up to the total amount of $2,550,000 (in excess of the initial $400,000 payment), and (c) to relieve the borrower of any obligation to repay or issue common stock in respect of the April Advance, in each case on the terms and subject to the conditions specified in this Agreement;

       NOW, THEREFORE, for and in consideration of the agreements and covenants of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

        1. ICG INVESTMENT. On May 8 1 99S, ICG shall invest $50,000 in immediately available funds in FAR by purchasing 133,334 shares of common stock of FAR for a price of $0.375 per share (the "ICG Investment").

       2. INITIAL MAY PAYMENT. On May 11, 1998, HEC will pay to FTI the amount of $400,000 in immediately available funds (the "Initial May Payment") upon the satisfaction of the following conditions; provided, that HEC shall have no obligation to make such payment, or any part thereof, if such conditions have not been satisfied by the close of business on May 11, 1998:

              (a) EXECUTION AND DELIVERY OF APRIL ADVANCE NOTE. The Borrowers shall have executed and delivered to HEC the promissory note in substantially the form attached hereto as Exhibit "A" (the "April Advance Note"). The April Advance Note shall be made payable to HEC in the amount of $1,000,000, which shall evidence the obligation of the Borrowers to repay the April Advance.

              (b) INITIAL ASSIGNMENT OF SECURED NOTES. Holders of Secured Notes shall have assigned and transferred to HEC $467,000 face amount of Secured Notes (the "Initial Assigned Secured Notes") in compliance with all applicable laws and directed~ HEC to pay the $400,000 of consideration therefor to FTI. The assignment shall be effected by the execution and delivery of one or more assignments in substantially the form attached hereto as Exhibit "B" (the "Assignment") by the holders of the Initial Assigned Secured Notes.

              (c) FTI BOARD OF DIRECTORS. All currently serving directors of FTI shall have resigned effective as of May 8, 1998. FAR, acting as the sole stockholder of FTI, shall have elected an individual selected by HEC to serve as FTI's sole director (the "HEC Director"). FAR, FTI, Harper, Jacobs, and ICG shall not take any action to remove, replace, or diminish the authority of the HEC Director so long as any ofthe obligations owed to HEC hereunder or under the Assigned Notes (as defined below) remain outstanding, except as provided in paragraph 4(e) hereof.

              (d) ESTOPPEL LETTER. The Borrowers shall have executed and delivered to HEC a letter in the form of Schedule 2 to Exhibit "B" ("Estoppel Letter") agreeing to and acknowledging the existence, validity, amount, and priority of the Initial Assigned Secured Notes and waiving any and all defenses, offsets, counterclaims and remedies with respect thereto.

              (e) THE ICG INVESTMENT. The ICG Investment shall have been made and fully funded.

              (f) AUTHORIZATIONS. HEC shall have been provided with evidence satisfactory to it, in its sole discretion, that the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of the April Advance Note and the election of the HEC Director have been duly and properly authorized and are valid and binding on their respective terms as to FAR and FTI.

              (g) SEPARATE AGREEMENTS WITH JACOBS AND HARPER. Jacobs and Harper shall have entered into separate letter agreements with HEC modifying the terms of their employment on terms satisfactory to HEC (respectively, the "Jacobs Letter" and "Harper Letter").

       3. SECOND MAY PAYMENT. HEC will pay to FTI an additional $1,550,000 (the "Second May Payment") on the first business day after the date on which the following conditions have been satisfied; PROVIDED, that HEC shall have no obligation to make such additional payment, or any part thereof, if such conditions have not been satisfied by the close of business on May 15, 1998:

              (a) EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION. The Borrowers shall have executed and delivered to HEC definitive documentation evidencing the obligations contemplated hereby, which documentation shall be satisfactory to HEC, in its sole discretion. Such documentation shall include, without limitation, a credit agreement (the "Credit Agreement") specifying, among other things,?the terms on which
       (i) HEC will release the Borrowers from their obligations under the April Advance Note, (ii) HEC will make the Second May Payment and the June Payment (as defined below), (iii) FAR shall arrange for the assignment and transfer to HEC of at least 80% of the Secured Notes, (iv) the obligations owed under the Assigned Notes (as defined below) will be amended and modified, and (v) the obligations owed to HEC may be converted into common stoclc of FAR

              (b) SECOND ASSIGNMENT OF SECURED NOTES. Holders of Secured Notes shall have assigned and transferred to HEC at least an additional $2,133,000 face amount of such Secured Notes (the "Second Assigned Secured Notes") in compliance with all applicable laws and directed HEC to pay the $1,550,000 consideration therefor to FTI. The assignment shall be effected by the execution and delivery of one or more Assignments by the holders of the Second Assigned Secured Nctes.

              (c) POINTE BANK CONSENT. Pointe Bank shall have consented in writing to the transactions contemplated by this Agreement, the form and content of such consent being acceptable to HEC, in its sole discretion.

              (d) ESTOPPEL LETTER. The Borrowers shall have executed and delivered to HEC an Estoppel Agreement.

              (e) NO MATERIAL ADVERSE CHANGE. No material adverse change, as determined by HEC, in its sole discretion, shall have occurred with respect to the business assets, financial condition or prospect of FAR or FTI.

              (f) NO BREACHES. FAR, FTI, Harper, Jacobs and ICG shall not be in breach of any of their obligations under this Agreement and neither Harper nor Jacobs shall be in breach of any of his obligations under the Harper Letter and Jacobs Letter, respectively.

              (g) DUE DILIGENCE. HEC shall have completed its due diligence of the Borrowers, their assets and liabilities, their financial condition, and the Secured Notes and all documents, agreements and instruments executed in connection therewith, and shall be satisfied, in its sole discretion with the results of such due diligence.

              4. JUNE PAYMENT. On June 1, 1998, HEC will pay to FTI an additional $1,000,000 and cancel the April Advance Note on the terms specified in the Credit Agreement (the "June Payment"), subject to the satisfaction of, among other things, the following conditions; provided, that HEC shall have no obligation to make such additional payment, or any part thereof, unless all conditions to the payment have not been satisfied by the close of business on June 1, 1998:

                     (a) THIRD ASSIGNMENT OF SECURED NOTES. Holders of Secured
              Notes shall have assigned and transferred to HEC at least an additional $4,100,000 face amount of Secured Notes (the "Third Assigned Secured Notes") in compliance with all applicable laws and directed HEC to pay the consideration therefor ($1,000,000 in immediately available funds and the April Advance Note) to FTI The assignmenct shall be effected by the execution and delivery of one or more Assignments by the holders of the Third Assigned Secured Notes.

                     (b) NO DEFAULTS OR BREACHES. No events of default shall
              have occurred under the Credit Agreement and FAR, FTI, Harper, Jacobs and ICG shall not be in breach of any of their obligations under this Agreement.

                     (c) NO MATERIAL ADVERSE CHANGE. No material adverse change, as determined by HEC in its sole discretion, shall have occurred with respect to the business, assets, financial condition or prospects of FAR or FTI shall have occurred.

                     (d) ESTOPPEL LETTER. The Borrowers shall have executed and delivered to HEC an Estoppel Agreement.

                     (e) CORPORATE GOVERNANCE OF FTI. FTI shall have adopted
              amendments to its Certificate of Incorporation and By-laws, in form and substance acceptable to HEC in its sole discretion, which will provide HEC with control over FTI's Board of Directors (i.e., two of three Board positions) until all of the obligations owed under the Assigned Notes and this Agreement have been satisfied in full. Such amendments shall have been approved by not less than 80% of the Secured Notes that do not become Assigned Notes land HEC shall have been provided with evidence satisfactory to HEC in its sole discretion that such amendments are valid and have been duly and properly adopted.

       5. MODIFICATIONS TO THE TERMS OF THE ASSIGNED NOTES. On terms to be specified in the Credit Agreement, various terms and provisions of the Initial Assigned Secured Notes, the Second Assigned Secured Notes and the Third Assigned Secured Notes (collectively, the "Assigned Notes") shall be amended and modified, including, without limitation, as follows:

       (a) PRINCIPAL AMOUNT. The principal face amount of the Assigned Notes would be reduced to $5,000,000.00 provided, that if the assets that collateralize the Secured Notes are sold or otherwise disposed of to pay the Secured Notes, and the proceeds are insufficient to pay the outstanding Secured Notes in full, any EQ rata distribution to HEC shall be determined on the basis of the original face amount of the Assigned Notes and as a percentage of the outstanding Secured Notes.

       (b) TERM. The Assigned Notes shall mature and be payable in full on November 8, 2000, unless they mature as a result of an event of default prior to that date. The Assigned Notes shall not be prepayable, except as provided in paragraph 5(d) hereof.

       (c) INTEREST. The Assigned Notes shall bear interest at the rate of 10% per annum payable quarterly in arrears, with the first interest payment being due on November 8, 1998.

       (d) CONVERSION. Upon the earlier to occur of (i) an event of default under the Credit Agreement, (ii) a breach of the obligations of FAR, FTI, Harper, Jacobs or ICG under this Agreement, or (iii) May 8, 2000, HEC shall have the right to give notice of its intent to convert the Assigned Notes into shares of common stock of FAR at a price equivalent to the lowest price at which any of the Secured Notes or FAR's unsecured notes (the "Unsecured Notes") were converted to shares of common stock of FAR. The Assigned Notes shall be converted to common shares 60 days after the delivery of notice, unless prior to the expiration of such period HEC receives cash payment in an amount equivalent to the sum of (i) the amount of full unpaid obligations under the Assigned Notes, and (ii) $750,000.00.

       (e) REMEDIES/COLLATERAL AGENT. HEC shall have the right to (i) exercise all of the remedies provided under the collateral, security and pledge documents and agreements executed with respect to the Secured Notes to collect the amounts due under the Assigned Notes, (ii) to cause ICG to resign as collateraVpledge agent and replace ICG with an agent of ~C's choosing or (iii) to instruct ICG to exercise remedies under the collateral, security and pledge documents and agreements in order to collect the amounts due under the Assigned Notes.

       6. ADJUSTMENT OF UNSECURED DEBT CONVERSION PRICE. As additional consideration for HEC's payments as contemplated hereby, the Unsecured Notes issued to E~C and/or its affiliates by FAR in the amount of $5,000,000 shall be convertible to common stock of FAR at a price that is equivalent to the lowest puce accepted by the holders of the Secured Notes or the Unsecured Notes.

       7. ICG FEES. ICG shall not be paid any fee for the payments made by HEC as contemplated hereby or the conversion of any debt held by HEC to common stock of FAR. Except as provided in the preceding sentence, ICG shall be entitled to receive its fees at the contract rate in connection with conversion of any debt of FAR into common stock of FAR or the purchase of stock of FAR. The agreements in place between FAR, FTI and their affiliates, and ICG may only be amended or modified with the consent of HEC.

       8. SELECTION OF NEW CEO. On or before October 31, 1998, the board of FAR shall select a new CEO reasonably acceptable to HEC.

       9. BEST EFFORTS. FAR and ICG shall use their best efforts to (a) obtain the assignment to HEC of at least $467,000 of Secured Notes on May 8, 1998; (b) obtain the assignment to HEC of at least $2,500,000 of Secured Notes on or before May 15, 1998 (inclusive ofthe Secured Notes Assigned to HEC on May 8,
1998); (c) obtain the assignment to HEC of at least $6,600,000 of Secured Notes on or before June 1, 1998 (inclusive of the Secured Notes assigned to HEC between May 8, 1998 and May 15, 1998); (d) obtain the conversion of at least 85% ofthe Unsecured Notes to co~nmon stock on or before July 1, 1998; (e) obtain the Pointe Bank Consent on or before May 15, 1998, and (f) to obtain approvals of the amendments to the FTI charter and by-laws contemplated by paragraph 4(e), hereof from at least 80% of the Secured Notes that do not become Assigned Notes.

       10. ENTIRE AGREEMENT/MODIFICATION. This Agreement, together with the exhibits and attachments hereto, the Jacobs Letter and the Harper Letter, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may only be modified or amended by a written document signed by the parties to be bound.

       11. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party to this Agreement without the prior written consent of all other parties to this Agreement; provided that HEC may assign this Agreement to one of its affiliates. Notwithstanding anything else in this Agreement to the contrary, HEC-shall have the right to sell, transfer or assign all or any portion of its interest in the Assigned Notes.

       12. EFFECTIVENESS/SIGNATURES. This Agreement shall become effective only when signed by all parties hereto. This Agreement may be signed in counterparts, all of which taken together shall constitute one instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile copy shall be deemed an original.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first indicated above.

                                       First American Railways, Inc.

                                       By: /S/ ALLEN C. HARPER
                                           --------------------------------
                                           Allen C. Harper
                                           Chairman of the Board


                                       Fun Trains, Inc.

                                       By: /S/ ALLEN C. HARPER
                                           --------------------------------
                                           Allen C. Harper
                                           President


                                           /S/ ALLEN C. HARPER
                                           -------------------------------
                                           Allen C. Harper, individually



                                           /S/ ALAN JACOBS
                                           -------------------------------
                                           Alan Jacobs



                                       INTERNATIONAL CAPITAL GROWTH,
                                       LTD.

                                       By: /S/ MICHAEL S. JACOBS
                                           -------------------------------
                                           Michael S. Jacobs
                                           Its: MANAGING DIRECTOR
                                                -------------------------


                                       HEC ASSIGNMENT, LLC

                                       By: /S/ HEIDRUM ECKES-CHANTRE
                                           -------------------------------
                                         Its:
                                              -------------------


                                      -11-